UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2019 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA 02472
(Address of principal executive office, including zip code)
Registrant’s telephone number, including area code: 617-402-1000
________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

athenahealth, Inc., a Delaware corporation (“athenahealth” or the “Company”), held a special meeting of stockholders (the “Special Meeting”), on February 7, 2019, at its corporate headquarters located in Watertown, Massachusetts, whereby holders of an aggregate of 28,195,266 shares of common stock of the Company, par value $0.01 per share (the “common stock”), which represent 68.47% of the common stock outstanding and entitled to vote as of the Special Meeting record date of December 18, 2018 (the “Record Date”), were represented in person or by proxy. A summary of the voting totals for the following proposals, each of which is described in detail in the Company’s proxy statement dated December 20, 2018 and first mailed to the Company’s stockholders on or about December 21, 2018, is set forth below:

Proposal No. 1: The Proposal to Adopt the Merger Agreement (the “Merger Proposal”).

As previously reported, on November 11, 2018, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with athenahealth Holding Corp. (f/k/a May Holding Corp.), a Delaware corporation (“Parent”), and May Merger Sub Inc., a Delaware corporation (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. The proposal was approved, having received "for" votes from holders of at least a majority of the outstanding shares of athenahealth common stock entitled to vote on such matter. The votes on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
27,986,744	175,369	33,153

Proposal No. 2: The Non-Binding Advisory Vote.

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the transaction. The non-binding proposal was approved, having received "for" votes from holders of a majority of shares of athenahealth common stock present in person or represented by proxy. The votes on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
21,452,300	6,630,966	112,000

Proposal No. 3: The Adjournment Proposal.

Because stockholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
February 7, 2019	/s/ Dan Haley
Dan Haley
Senior Vice President, Chief Legal and Administrative Officer